EXHIBIT 7k

                              LICENSE AGREEMENT

Warner Bros. Division of Time Warner Entertainment Company, L.P., c/o Warner Bros. Consumer Products, a Time Warner Entertainment Company ("Licensor") whose address is 4000 Warner Boulevard, Burbank, CA 91522, U.S.A. and China Peregrine Food Corporation ("Licensee") whose address is 777 S. Flagler Drive, Ste. 1113, Phillips Point-West Tower, West Palm Beach, FL 33401, U.S.A., agree as follows:

      As of the Effective Date (as defined below), and subject to the Standard Terms and Conditions attached hereto, all of which are incorporated herein by reference and made a part hereof, Licensor grants to Licensee a non-exclusive license to utilize the Licensed Material solely upon or in connection with the manufacture, distribution, and sale of Licensed Articles throughout the Territory, as defined and specified as follows:

Licensed Material: The representations, names, logos, movements, personalities, artwork, photographs and other material in connection with the following "LOONEY TUNES" characters: BUGS BUNNY, TWEETY, SYLVESTER DAFFY DUCK, TASMANIAN DEVIL, WILE E. COYOTE, ROAD RUNNER, LOLA BUNNY and MARVIN THE MARTIAN only. Licensee acknowledges that the rights granted herein are limited only to the cartoon characters set forth above and that any and all rights in, to or associated with the theatrical motion picture entitled "Space Jam", as well as with any sequels thereto or subsequently produced television series, are specifically excluded herefrom.

Licensed Articles: Beverages branded using the Licensed Material as set forth in Exhibit A attached hereto.

Territory: Municipalities of Shanghai and Hangzhou in the People's Republic of China as detailed in Exhibit B attached hereto.

Distribution Channels:
Shanghai: Supermarkets, hypermarkets, convenience stores and school meal programs; and
Hangzhou: Supermarkets, hypermarkets, convenience stores, school meal programs and through the reserve system.

Terms: January 1, 1999 to June 30, 2002, of which January 1, 1999 to June 30, 2000 shall be Contract Year 1, July 1, 2000 to June 30, 2001 shall be Contract Year 2, and July 1, 2001 to June 30, 2002 shall be Contract Year 3.

Effective Date: The date of full execution of this Agreement.

Royalty Rate: Three percent (3%) of the net invoiced price of each Licensed Article.

Guaranteed Consideration: Three Hundred Thousand (300,000) U.S. dollars, of which US$45,000 shall be payable upon Licensee signing this Agreement and the balance paid by ten (10) instalments of US$21,250 per instalment payable on or before each of the following dates: (i) September 30, 1999;
(ii) December 31, 1999; (iii) March 31, 2000; (iv) June 30, 2000; (v)
September 30, 2000; (vi) December 31, 2000; (vii) March 31, 2001; (viii) June 30, 2001; (ix) September 30, 2001; (x) December 31, 2001, as well as one final instalment of US$42,500 payable on or before March 31, 2002. All payments made pursuant to this Agreement shall be effected by wire transfer from Licensee to Licensor's account at Bank of America, 1850 Gateway Blvd. #5693, Concord, California 94520, U.S.A. Account number: 1257-000503, account name: WARNER BROS. Reference: WBCP Hong Kong, China Peregrine Food Corporation, #93085-WBLT.

Marketing Date: July 1, 1999. Initial marketing plan to be mutually agreed on or before March 31, 1999.

First Statement Date: August 15, 1999.

Promotional Commitment: Licensee shall devote an amount equal to three percent (3%) of the wholesale sales revenues derived from the Licensed Articles for retail and consumer promotion and advertising expenditure for sales promotion purposes.

Proof of Fulfilment of Promotional Commitment: Every six (6) months from the Marketing Date.

Trademark/Copyright Notice: LOONEY TUNES, characters, names and all related indicia are trademarks of Warner Bros. (C) 199- (or as otherwise required by Licensor from time to time).

Samples: Six (6) sets for each SKU to be sent at no cost to Licensor.

Insurance: Licensee shall cause each of Green Food Peregrine Children's Food Co., Ltd. and Hangzhou Meilijian Dairy Products Co., Ltd. to maintain product liability insurance in an amount not less than RMB2,000,000 per occurrence.

Name and address of intended manufacturers:
Shanghai: Dairy production facilities owned and operated by Green Food Peregrine Children's Food Co., Ltd.
Hangzhou: Dairy production facilities owned and operated by Hangzhou Meilijian Dairy Products Co., Ltd.

Special Terms:
(1) In conjunction to this License Agreement, each of Green Food Peregrine Children's Food Co., Ltd. and Hangzhou Meilijian Dairy Products Co., Ltd. will also enter into a co-license agreement with Licensor and Licensee.
(2) Payments of Guaranteed Consideration shall be secured by a letter of credit in form and substance satisfactory to Licensor in the amount of US$170,000 established with a bank approved by Licensor upon Licensee signing this Agreement. The amount secured by the letter of credit may be reduced, provided that the amount secured shall at any time not be less than the lesser of: (i) $170,000, and (ii) the difference between $300,000 and the total Royalties (including Guaranteed Consideration) paid to date. Letter of credit shall not expire prior to June 30, 2002.
(3) Licensee acknowledges that the rights granted to Licensee hereunder are on a non-exclusive basis. However, Licensor agrees that it will not grant to any third party the right to distribute and sell in the Territory during the Term fresh milk, aseptic UHT treated milk, fresh yogurt drinks or reconstituted fruit flavoured juices/beverages incorporating the Licensed Material without prior consultation with Licensee. Licensor agrees to discuss any such proposal with Licensee, and to consider in good faith Licensee's views in respect thereof.


      By signing below, Licensee affirms that it is in agreement with the foregoing and that it has read and understands and agrees to be bound by the Standard Terms and Conditions set forth and attached hereto. Licensee further agrees that this Agreement shall also serve as an invoice to Licensee with respect to the amounts payable as set forth above and Licensee agrees to pay such amounts to Licensor as specified above.

      This Agreement shall be of no force and effect unless and until signed by each signatory hereto as specified below:


AGREED AND ACCEPTED:                   AGREED AND ACCEPTED:
LICENSEE:                              LICENSOR:

China Peregrine Food Corporation       Warner Bros. Consumer Products, on
                                       behalf of itself and as Agent for
                                       Warner Bros. Division of Time Warner
                                       Entertainment Company, L.P.


-----------------------------------    ------------------------------------
By:                                    By: Gary Simon
    -------------------------------        --------------------------------
Title:                                 Title: Vice President -Legal Affairs
       ----------------------------           -----------------------------
Date:                                  Date.
      -----------------------------          ------------------------------

Original-Loca1/Green-Regional Contract File/Yellow-Central Contract File/Pink-Finance/Gold-Licensee

                                  EXHIBIT A

Licensed Articles for distribution in Shanghai:
-----------------------------------------------

1. Fresh white milk packaged in gable top cartons (sizes 240, 500 and 950 ml).
2. Fresh flavoured milk packaged in gable top cartons (sizes 240, 500 and 950 ml). Flavours: chocolate, vanilla, orange, pineapple and strawberry.
3. Fresh flavoured yogurt drinks packaged in gable top cartons (sizes 500 and 950 ml). Flavours: vanilla, strawberry and orange; other flavours as approved by Licensor.
4. Aseptic (boxed) UHT treated white milk and flavoured milk in size 225 ml. Flavours: chocolate, vanilla, orange, pineapple and strawberry.
5. Reconstituted fruit flavoured juices/beverages packaged in gable top cartons (sizes 240, 500 and 950 ml) or aseptic packaging in 225 ml size. Fruit flavours: orange, apple, peach, pineapple, strawberry, grape, orange/banana blend and apple/grape blend.

Licensed Articles for distribution in Hangzhou:
-----------------------------------------------

1. Fresh white milk packaged in gable top cartons (sizes 250, 500 and 1000 ml) and baggies in size 200 ml. Baggies for distribution only through reserve system in Hangzhou.
2. Fresh flavoured milk packaged in gable top cartons (sizes 250, 500 and 1000 ml) and baggies in size 200 ml. Flavours: chocolate, vanilla, orange, pineapple and strawberry.
3. Fresh flavoured yogurt drinks packaged in gable top cartons (sizes 500 and 950 ml) and in glass bottles in size 350 ml. Flavours: vanilla, strawberry and orange; other flavours as approved by Licensor.
4. Aseptic (boxed) UHT treated white milk and flavoured milk in size 225 ml. Flavours: chocolate, vanilla, orange, pineapple and strawberry
5. Reconstituted fruit flavoured juices/beverages packaged in gable top cartons (sizes 250, 500 and 1000 ml) or aseptic packaging in 225 ml size. Fruit flavours: orange, apple, peach, pineapple, strawberry, grape, orange/banana blend and apple/grape blend.

                                  EXHIBIT B

1. Map detailing geographic scope of Shanghai Municipality covered under this Agreement.

2. The geographic scope of the Hangzhou Municipality covered under this Agreement shall be the area that is within a 50km radius of West Lake.

                                  EXHIBIT C

                           TRADEMARK REGISTRATIONS

1. Licensee acknowledges that Licensor has informed Licensee of the existence of trademark applications and/or registrations made by third parties in China which are identical or similar to certain of Licensor's trademarks associated with the Licensed Material in China. Licensee acknowledges that such existing third party trademark applications and/or registrations may raise problems or liability for trademark infringement in connection with Licensee's use of Licensor's trademarks associated with the Licensed Material in China (the "China Trademarks") as contemplated in this Agreement. Such identical or similar trademark applications and/or registrations include:

      (i)   Trademark: Bugs Bunny name in Mandarin (Tu Ba Ge)
            Application No. 98064045
            Preliminary Approval No. 1324203
            Applicant: Zibo Xingbang Chemical Co., Ltd.
            Class 29

      (ii)  Trademark: Bugs Bunny name in Mandarin (Tu Ba Ge)
            Registration No. 1139039
            Registrant: Zibo Municipality Linzi Guangfeng Food & Beverage
            Factory
            Class 32

      (iii) Trademark: Looney Tunes name in Mandarin (Le Yi Tong)
            Registration No. 335882
            Registrant: Guangxi Lipuxian Licheng Food Co. Ltd.
            Class 32

      (iv)  Trademark: Looney Tunes name in Mandarin (Le Yi Tong)
            Registration No. 766236
            Registrant: Huizhoushi Lehui Shiye Co. Ltd.
            Class 32

      (v) Trademark: Tasmanian Devil name in Mandarin (Da Zui Guai) Registration No. 739985
            Registrant: Nanqishi Gongtong Food Co. Ltd.
            Class 29

      (vi) Trademark: Tasmanian Devil name in Mandarin (Da Zui Guai) Registration No. 741218
            Registrant: Nanqishi Gongtong Food Co. Ltd.
            Class 32

2. Licensee acknowledges that Licensor makes no representation or warranty with respect to Licensor's ownership or state of registration of the China Trademarks, or the potential problems or liability with respect to Licensee's use of the China Trademarks. Licensee further acknowledges that it is not relying on information provided by Licensor in respect thereof, and that Licensee is responsible for conducting its own investigations and making its own assessment of the risks associated with Licensee's use of the China Trademarks.

3. Except as provided for in Subsection 5(b) of this Agreement, Licensee hereby remises, releases and forever discharges Licensor and its affiliates of and from all actions, causes of actions, claims and demands whatsoever which Licensee shall or may have at any time for or by reason of or in any way in connection with claims of trademark infringement arising from Licensee's use of the China Trademarks or Licensee's inability to use any or all of the China Trademarks. Without limiting the generality of Subsection 13(a) of this Agreement, during the Term, and continuing after expiration or termination of this Agreement, Licensee shall indemnify Licensor against all claims, liabilities (including settlements entered into in good faith) and expenses (including reasonable attorney's fees) arising out of claims of Licensee's infringement of any rights of any third party by Licensee's use of the China Trademarks. The parties indemnified hereunder shall include Licensor, its parent, affiliates, subsidiaries and their respective officers, directors, shareholders, employees and agents.

4. From time to time during the Term of this Agreement, and during any extended Term, Licensee shall have the right to request Licensor to supply Licensee with the results of any trademark search performed by Licensor with respect to the China Trademarks and any updates of such searches. The results of such searches shall be provided to Licensee, subject to a confidentiality agreement, which shall be executed by Licensee, if so requested by Licensor. Licensee shall use said search results only for the purposes set forth in paragraph 2 of this Exhibit C, with respect to Licensee's assessment of the risks associated with Licensee's use of the China Trademarks. The parties acknowledge and agree that, in connection with the aforesaid assessment process, Licensee may disclose the search results to counsel of its choice for an opinion concerning the risks of Licensee's use of the China Trademarks, and that such counsel shall be bound by the terms of any confidentially agreement executed by the parties as provided in this paragraph.

5. Licensee shall be entitled to refuse to use any element of the Licensed Material if it has a bona fide reason to believe that its use of such material may expose Licensee to liability for the violation of any applicable law, regulation or the rights of a third party. Licensee shall, upon Licensor's request, provide Licensor with a detailed explanation of its reasons for such refusal.

                        STANDARD TERMS AND CONDITIONS

1.    RIGHTS GRANTED TO LICENSEE
      --------------------------

      (a) During the Term and any extension thereof, Licensor grants to Licensee the non-exclusive right in the Territory to use and reproduce the Licensed Material only on and in connection with the manufacture, advertising, distribution and sale of the Licensed Articles. Licensee specifically understands and agrees that no rights are granted herein in respect of the Warner Bros. "shield" name or logo, the Warner Bros. Consumer Products name or logo, or the Warner Bros. Studio Store name or logo.

      (b) The rights granted to Licensee hereunder are solely rights to manufacture the Licensed Articles and distribute them in the Territory only through the Distribution Channels. Licensee shall have no right to establish or operate retail stores, store-in-stores, retail outlets or any form of service establishment utilizing any indicia of the Licensed Material, including all or any part of any trademark, copyright or other property forming part of the Licensed Material.

      (c) Licensor further grants to Licensee the non-exclusive right to reproduce, with Licensor's prior written approval, the Licensed Material only within the Territory on containers, packaging, display material and in advertising for the Licensed Articles, subject to the provisions of this Agreement. It is specifically understood that no television, radio and/or theatrical commercials may be utilized under this Agreement without Licensor's prior written approval.

      (d) Licensee shall be free to sell Licensed Articles to Licensor or to any subsidiary of Licensor's, subject to the payment to Licensor of Royalties on such sales. Licensee agrees that sales of Licensed Articles to Licensor shall be at cost, or at a reduced price or at the best price available to the trade.

      (e) Licensee and its customers shall be free to sell the Licensed Articles at such prices as Licensee or its customers shall determine. However, Licensee agrees that any proposed sales of Licensed Articles at a liquidation price cannot occur without Licensee first offering Licensor the opportunity to purchase said Licensed Articles.

2.    CONSIDERATION
      -------------

      (a) Licensee agrees to pay each installment of the Guaranteed Consideration as set forth above to Licensor, which shall be on account of Royalties to accrue during the Term only and only with respect to sales in the Territory. However, if any part of the Guaranteed Consideration as specified hereinabove applies to any period less than the Term, such part shall be on account of Royalties to accrue during such lesser period only. No part of Guaranteed Consideration shall be repayable to Licensee in any circumstances.

      (b) Royalties accruing from any sales of Licensed Articles during the Sell-Off Period described in Paragraph 17(c), during an extension of the Term or after the expiration or termination of the Agreement as provided in Paragraph 16, shall not be offset against the Guaranteed Consideration unless otherwise agreed in writing.

      (c)   Royalty Payments:

            (i) Licensee shall pay to Licensor a sum equal to the Royalty Rate as set forth above of all Net Invoiced Billings (as defined below) by Licensee of the Licensed Articles covered by this Agreement. Royalties shall be payable concurrently with the statements required in Paragraph 10 hereof, except to the extent offset by Guaranteed Consideration theretofore remitted. The credit shall be taken in the Monthly Accounting Period in which the refund is given or credit memo issued. Unused credits may be carried forward from one Contract Year to another. In no event shall Licensee be entitled to a refund of Royalties.

            (ii) The term "Net Invoiced Billings" shall mean all monies billed or billable by Licensee from the exercise of its rights to distribute and sell Licensed Articles in the Territory before any allowances or discounts, which have been deducted from the normal selling price, inclusive of interest, monetary correction, and any other payment charges whatsoever, less the following items only:

                  (A) any sales, excise or value added taxes payable in the Territory, which are separately stated, and which are required to be collected from customers as part of Net Invoiced Billings, and which are payable to taxing authorities, and

                  (B)   actual defective returns.

            (iii) It is specifically understood and agreed that no deduction may be made for any actual returns (except for defective returns), or any reserves therefor, any bad debts, or any reserves therefor, any manufacturing costs, importing costs, selling costs, advertising costs, any real estate taxes, business license taxes, net income taxes, franchise taxes, consumption taxes or any other taxes not billed as part of Net Invoiced Billings. It is also understood and agreed that all sums billed in respect of Licensed Articles lost and/or unaccounted for shall also be included in Net Invoiced Billings. The sums which Licensor is paid as Royalties on any sales to Affiliated Customers of Licensee (as defined below), shall be no less than the sums paid as Royalties on sales to unaffiliated customers. For purposes of this agreement, Affiliated Customers of Licensee shall mean any entity which owns or controls, is owned or controlled by, is under common ownership or control with, or is otherwise related in whole or in part by way of ownership or control with, Licensee, including but not limited to parent companies, subsidiary companies, sister companies, partnerships, and joint ventures of Licensee. The word "control" (including "controlled by" and "controls"), as used in the preceding sentence shall be deemed to mean possession, directly or indirectly, of the power to command the course of management, policy making and business activity of the entity or of Licensee, as the case may be, regardless of equity, debt, or voting securities position.

            (iv) No Royalties are payable on the mere manufacture of Licensed Articles to the extent all manufactured Licensed Articles are accounted for as required by Paragraph 10 below.

3.    APPROVALS
      ---------

      (a)   (i)   Licensee shall submit to Licensor for its prior review
            and written approval all preliminary and proposed final artwork and three-dimensional models which are to appear on or in the Licensed Articles and Licensee's proposed use of such materials in preparing a pre-production sample. Licensee shall submit such material as early as possible, and in any case at least twenty (20) business days prior to commercial production of any Licensed Article. Thereafter, Licensee shall submit to Licensor for its written approval a pre-production sample of each Licensed Article.

            (ii) All containers, packaging, display material, hangtags, promotional material, catalogs and advertising for Licensed Articles which utilize or incorporate the Licensed Material must be submitted to Licensor and receive its written approval before use. Licensor's approval thereof should be procured when same is still in rough or storyboard format. Licensor shall endeavor to respond to requests for approval without undue delay. Approval shall lie in Licensor's sole discretion, and the use of containers, packaging, display material, promotional material, catalogs or advertising not approved by Licensor in writing is strictly prohibited. Whenever Licensee shall prepare catalog sheets or other printed matter containing illustrations of Licensed Articles, it will furnish to Licensor five (5) copies of same.

            (iii) Before shipping a Licensed Article to any customer, Licensee shall furnish to Licensor, for its approval of all aspects of the Licensed Article in question, from the first production run of each supplier or manufacturer of each of the Licensed Articles, the number of samples, with packaging, which is set forth hereinabove. Such samples shall conform to the approved artwork, three-dimensional models and pre-production sample previously approved by Licensor hereunder.

            (iv) Approval or disapproval of the artwork utilizing or incorporating Licensed Material as it appears on the Licensed Articles, as well as of the quality of the Licensed Articles, shall lie in Licensor's sole discretion. If any Licensed Article or item not approved hereunder by Licensor in writing is being sold, distributed, published or otherwise used, Licensor may at its sole election require, together with other remedies available to it including but not limited to immediate termination of this Agreement by written notice, such Licensed Article or item to be immediately withdrawn from the market, or from distribution, publication or other dissemination by Licensee, and Licensee agrees to so withdraw such Licensed Article or item within the period so stated by Licensor. Licensed Articles and items so withdrawn shall be immediately destroyed and such destruction shall be attested to in a certificate signed by an independent third party, firm, or agency approved by Licensor and delivered forthwith to Licensor.

            (v) Any modification of a Licensed Article, including but not limited to change of materials, color, design or size of the representation of Licensed Material, must be submitted in advance for Licensor's prior written approval as if it were a new Licensed Article. Approval of a Licensed Article which uses particular artwork does not constitute approval of such artwork for use with a different Licensed Article. The fact that artwork has been taken from a publication or article previously approved by Licensor does not mean that its use will be approved in connection with a Licensed Article licensed hereunder. Licensor shall endeavor to respond to requests for approval within a reasonable time, but Licensee shall seek such approvals as early as possible in case of delays. Licensor's failure to respond shall be deemed disapproval.

      (b)   (i)   If Licensee submits for approval artwork from an article
            or book manufactured or published by another licensee of Licensor or of any subsidiary of Licensor, Licensee must advise Licensor in writing of the source of such artwork. It is specifically understood that Licensee may not, in certain cases, be permitted to utilize any previously published artwork or artwork not specifically provided by Licensor, it being understood by Licensee that any and all uses of artwork featuring the Licensed Material shall be entirely subject to Licensor's approval as provided herein.

            (ii) If Licensee fails to advise Licensor as required in (i) above, any approval which Licensor may give for use by Licensee of such artwork may be withdrawn at any time by giving Licensee written notice thereof, and upon receipt of such written notice Licensee shall be prohibited by Licensor from selling any Licensed Articles using such artwork.

            (iii) If Licensor has supplied Licensee with forms for use in applying for approval of artwork, models, pre-production and production samples of Licensed Articles, Licensee shall use such forms when submitting anything for Licensor's approval as provided for hereunder.

      (c) Licensee shall make available to Licensor as directed by Licensor at no charge six (6) additional samples of representative Licensed Articles on an annual basis or more frequently as Licensor may from time to time reasonably request for the purpose of comparison with earlier samples.

      (d) Licensee shall permit Licensor, upon reasonable request, to inspect Licensee's manufacturing operations (and those of its suppliers) for the Licensed Articles.

      (e) It is specifically understood that Licensor may in its sole discretion inter alia disapprove a Licensed Article or a production run of a Licensed Article because the quality is unacceptable to Licensor. Accordingly, Licensor recommends that Licensee submit production samples to it for approval before committing to any original production run or any purchase of a shipment from a new supplier.

      (f) No modification of an approved production sample shall be made without Licensor's prior written approval. Licensed Articles being sold must conform in all respects to the approved production sample. It is understood that if in Licensor's reasonable judgement the quality of a Licensed Article originally approved has deteriorated in later production runs, or if the Licensed Article has otherwise been altered, Licensor may, in addition to other remedies available to it, require by written notice such Licensed Article to be immediately withdrawn from the market, and Licensee agrees to withdraw such Licensed Article within the period so stated by Licensor. Licensed Articles so withdrawn shall be immediately destroyed, and such destruction shall be attested to in a certificate signed by an independent third party, firm or agency approved by Licensor and delivered forthwith to Licensor.

      (g) The rights granted hereunder do not permit the sale of "seconds" or "irregulars." All Licensed Articles not meeting the standard of approved samples shall be destroyed, pursuant to Subparagraph (f) above, unless otherwise directed by Licensor.

4.    SPECIFIC UNDERTAKINGS OF LICENSEE
      ---------------------------------

      During the Term and any renewal period and thereafter, Licensee warrants, represents, and agrees that:

      (a) It shall not sell Licensed Articles for use as premiums (including those in purchase-with-purchase promotions), promotions, giveaways, fund raisers or entries in sweepstakes or to customers for resale only by direct mail or other resale through direct marketing methods without the prior written approval of Licensor. Nor shall Licensee conduct any premium-based sales promotion without the express prior written consent of Licensor.

      (b) It shall obtain all necessary approvals and bear all expenses from any third party(s) in connection with any print and/or broadcast advertising that Licensor authorizes. Licensee shall submit all proposed advertising materials and concepts to Licensor as set forth in Paragraph 3 and Licensor's approval of copy or storyboards for such advertising will not constitute a representation or belief by Licensor that such copy or storyboards as contained therein are sufficient to meet any code, standard, or other obligation imposed by any third party(s). No media commercials incorporating any character voices may be utilized under this Agreement without Licensor's specific prior written approval.

      (c) It shall cause Licensee's name, trade name (or a trademark of Licensee's which it has advised Licensor in writing that it is using) and the country of manufacture of the Licensed Articles to appear on the permanently affixed labeling on each Licensed Article and, if the Licensed Article is sold to the public in packaging or a container, printed on such packaging or container along with Licensee's address so that the public can identify the supplier of the Licensed Article. On soft goods "permanently affixed" shall mean sewn on.

      (d) It shall advise Licensor in writing of all trade names or trademarks it is using on or in connection with Licensed Articles being sold under this Agreement if such names or marks differ from its corporate name as indicated herein.

      (e) It shall insure that each Licensed Article distributed hereunder shall be of high quality and shall comply with all applicable laws, regulations and established industry standards of the country of origin and the country of destination and conform to the sample thereof approved by Licensor.

      (f) It shall not associate other characters or other properties with the Licensed Material, either on the Licensed Articles or in their packaging, or on advertising, promotional or display materials without Licensor's prior written permission.

      (g) It shall manufacture (or have manufactured for it) and offer for sale all of the Licensed Articles and exercise the rights granted herein. Licensee agrees that not later than by the Marketing Date applicable to a particular Licensed Article, shipments to customers of Licensed Articles in quantities sufficient to meet reasonably and anticipated demand will have taken place and that Licensed Articles shall be available for purchase and prompt delivery to customers. Any Licensed Article as to which such sales have not taken place or which are not then available for purchase and prompt delivery may be recaptured from the scope of this Agreement without obligation to Licensee, other than to provide it with written notice thereof. Licensee further agrees to use its best endeavors to promote sales of the Licensed Articles.

      (h) It shall carry out the Promotional Commitment, which shall be defined as the sum set forth on the cover page of this Agreement, which Licensee shall budget and expend on advertising of the Licensed Articles in the Territory. Accordingly, every six months from the Marketing Date, Licensee shall submit to Licensor a statement which shall include total Net Invoiced Billings and total sums expended on advertising the Licensed Articles, together with the resulting percentage. In the event Licensee fails to expend in full the sum specified herein within the required time period, upon submission of the statement required in Paragraph 10(a)(i), Licensee shall pay to Licensor an amount equal to such shortfall.

      (i) Its parent or any subsidiary or affiliate of it shall not register or attempt to register, in any country, copyrights, or to register as a trademark, service mark, design patent or industrial design any of the Licensed Material or derivations or adaptations thereof, or any word, symbol or design which is so similar thereto as to suggest association with or sponsorship by Licensor or any subsidiary of Licensor's. In the event of a breach of the foregoing, Licensee agrees, at its expense and at Licensor's request, to immediately terminate the unauthorized registration activity and to promptly execute and deliver or cause to be delivered to Licensor such assignments and other documents as it may require to transfer to it all rights to the registrations, patents or applications involved.

      (j) It shall not use either the Licensed Material, any registered material of Licensor or any other material, the copyright or trademark to which is owned or controlled by Licensor, in any way other than as herein authorized (or as authorized in such other written contract signed by both Licensee and Licensor as may be in effect). In addition to any other remedy Licensor may have, Licensee agrees that the total revenues to Licensee from any use of such material in any manner not expressly authorized herein, including on products other than the Licensed Articles (unless authorized by Licensor in writing), shall be payable to Licensor.

      (k) It shall give Licensor prompt written notice of any unlicensed use by third parties of Licensed Material or material which infringes any rights in the Licensed Material due to its similarity thereto, and Licensee shall not bring or cause to be brought any criminal prosecution, lawsuit or administrative action for infringement, interference with or violation of any rights to Licensed Material or violation of any rights granted herein. Licensee shall cooperate and, if Licensor deems appropriate, be named by Licensor as a sole plaintiff or co-plaintiff in any action against an infringer of Licensor's or Licensee's rights hereunder, provided it gives Licensee prior written notice of such action and bears the expense thereof. Any and all settlements, penalties, damages, and recoveries arising from or in connection with such action shall be the sole property of Licensor.

      (l) It shall not use any Licensed Material on any business sign, business cards, stationery or forms (except as licensed herein) or use any Licensed Material as the name of its business or any division thereof.

      (m) It shall not attack the title of Licensor or the owner(s) in and to the Licensed Material or any copyright and trademark pertaining thereto, nor shall it attack the validity of the license granted hereunder.

      (n) It will not sub-license to any third party any of the rights granted pursuant to this Agreement; furthermore, any sub-manufacturing arrangements shall be carried out strictly in accordance with Paragraph 11 of this Agreement.

      (o) It shall not export any of the Licensed Articles outside of the Territory, nor shall it sell any Licensed Articles to any third party that Licensee knows, or may reasonably be expected to know, intends to, is likely to or is suspected to export such items. In all of its contracts and purchase orders with sub-contractors, retailers and other third parties governing the manufacture, distribution and sale of any of the Licensed Articles, Licensee shall include the foregoing prohibitions on export. Licensee agrees that any appearance of any of the Licensed Articles in a wholesale or retail sales venue anywhere outside of the Territory shall be grounds for the Licensor to immediately terminate this Agreement.

5.    RIGHTS RESERVED BY LICENSOR
      ---------------------------

      (a) Licensor reserves all rights not expressly conveyed to Licensee hereunder. Notwithstanding anything to the contrary in the foregoing paragraph or elsewhere set forth in this Agreement, Licensee hereby acknowledges that the rights granted hereunder are subject to the rights of Licensor, and the owner of the Licensed Material, to use or license without limitation throughout the world any third party(s) of its choice for the manufacture, distribution, advertising and sale of products similar or identical to those set forth above for sale through any catalog(s) produced or distributed by or on Licensor's behalf, or for sale or distribution in any motion picture theaters, or for sale or distribution in any retail stores (or portion thereof) operated by Licensor or on Licensor's behalf.

      (b) Licensor reserves the right to withdraw any Licensed Material or Licensed Articles, the use or sale of which under this Agreement would infringe or reasonably be claimed to infringe the rights of a third party(s). In such case Licensor's obligations to Licensee shall be limited to the purchase, at cost without overhead, of Licensed Articles and other materials utilizing such withdrawn Licensed Material which cannot be sold or used.

6.    ARTWORK
      -------

      Should Licensee wish to use Licensor's services in developing artwork for the creation of Licensed Articles, display packaging or promotional material (including any artwork which, in Licensor's opinion, is necessary to modify artwork initially prepared by Licensee and submitted to Licensor for approval) Licensee shall pay Licensor, whithin thirty (30) days following the date of Licensor's invoice therefore the amounts due, based upon Licensor's prevailing commercial art rates, including any delivery charges incurred by Licensor in connection therewith. Estimates of artwork charges are available upon request. Licensee acknowledges that in certain cases it may be required by Licensor to utilize artwork or renditions of the Licensed Material as specifically provided by Licensor, and Licensee agrees to so utilize such renditions. In those instances where Licensee is unable or unwilling to use such renditions, and if Licensor approves in writing, Licensee may create or procure the creation of artwork to be submitted for approval as required herein. Nonetheless, in those instances where Licensee is not obligated to utilize Licensor's services, Licensee is encouraged to do so in order to minimize delays which may occur if outside artists do renditions of Licensed Material which Licensor does not approve.

7.    LICENSOR'S OWNERSHIP OF ALL RIGHTS IN LICENSED MATERIAL
      -------------------------------------------------------

      Licensee acknowledges that, as between Licensee and Licensor, the Licensed Material and all copyrights and other proprietary rights in and to the Licensed Material are exclusively owned, reserved and/or controlled by Licensor. Licensee acknowledges that Licensor shall have the right to terminate this Agreement in the event Licensee asserts any rights in or to the Licensed Material. Licensee further agrees and acknowledges that all rights in and to any and all artwork created (including if created in whole or in part by Licensee) and authorized for use hereunder by Licensor in connection with the Licensed Articles or otherwise which utilizes or incorporates any of the Licensed Material shall, as between Licensee and Licensor, be owned, reserved, and/or controlled in its entirety exclusively by Licensor, who shall be the author at law and copyright proprietor thereof. Licensor reserves for itself or its designees all rights to use any and all artwork created, utilized and/or approved hereunder without limitation in the Territory, or otherwise, during or after the Term. At the request of Licensor, Licensee shall execute such form of assignment to Licensor of the copyright in any amendments to or derivative works based in whole or in part upon the Licensed Material and all other proprietary, rights in and to the Licensed Material as Licensor may reasonably request,

8.    LEGAL NOTICES
      -------------

      As a condition to the grant of rights hereunder, each Licensed Article and any other matter containing Licensed Material shall bear one or more properly located legal notice in the form as set forth above or as otherwise prescribed by Licensor. Licensee will comply with such instructions as to form, location and content of the notice as Licensor may give from time to time. Licensee will not affix to any Licensed Article or any other matter containing Licensed Material a legal notice in any other name. If by inadvertence a proper legal notice in Licensor's name is omitted from any Licensed Article or other matter containing Licensed Material,

Licensee agrees, at its expense, to immediately use all possible efforts to correct the omission on all such Licensed Articles or other matter in process of manufacture or in distribution. Licensee agrees to advise Licensor promptly and in writing of the steps being taken to correct any such omission and to cooperate fully with Licensor in making the corrections on all existing Licensed Articles which can be located.

9.    GOODWILL
      --------

      Licensee recognizes and acknowledges the great value of the publicity and goodwill associated with the Licensed Material and in such connection, it acknowledges that such goodwill exclusively belongs to Licensor and that the Licensed Material has acquired a secondary meaning in the mind of the purchasing public. Licensee further recognizes and acknowledges that a breach by it of any of its covenants, agreements or undertakings hereunder will cause Licensor irreparable harm, which cannot be readily remedied in damages in an action at law, and will, in addition thereto, constitute an infringement of Licensor's rights in and to the Licensed Material, thereby entitling Licensor to injunctive relief and other equitable remedies, costs and reasonable attorney's fees.

10.   STATEMENTS, PAYMENTS AND AUDITS
      -------------------------------

      (a) Within fifteen (15) days following the end of each calendar month during the Term ("Monthly Accounting Period"), Licensee shall submit to Licensor:

            (i) With respect to cumulative Net Invoiced Billings, a "Royalty Statement and Promotional Expenditures Report" which shall include, at a minimum, the information listed on the format to be provided by Licensor upon execution of this Agreement.

            (ii) With respect to Licensed Articles manufactured and sold and defective sales returns, an "Inventory Movement Report" which shall include, at a minimum, the information listed on the format to be provided by Licensor upon execution of this Agreement.

            Licensor will provide the formats for the above-referenced reports and reserves the right to review and amend the minimum requirements referred to above, from time to time, and in such event Licensee shall duly complete and return to Licensor any such amended version in accordance herewith.

      (b) Licensee shall provide Licensor at the beginning of the Term and thereafter within seven (7) days of the close of each financial quarter ("Quarterly Accounting Period") with a completed revenue forecast projected forward to a date twelve (12) months from the beginning of said quarter (the "Forecast"). The Forecast shall be completed by Licensee in a format which Licensor shall provide. Licensor reserves the right to review and amend the format of the Forecast from time to time and in such event Licensee shall duly complete and return to Licensor any such amended version in accordance herewith.

      (c) Within thirty (30) days following the end of each Contract Year, Licensee shall conduct at its own expense a physical inventory of all Licensed Articles in Licensee's possession or control and submit to Licensor a written statement detailing the results of such physical inventory.

      (d) Licensee shall utilize its best efforts to comply on a timely basis with all reasonable requests of Licensor for supplementary accounting information and reports in addition to the statements specifically required by this Agreement.

      (e)   (i)   Within fifteen (15) days following the end of each
            Monthly Accounting Period, Licensee shall pay Licensor in U.S. dollars the amount shown on the Royalty Statement and Promotional Expenditures Report to be due to Licensor. All sums due Licensor shall be deposited in a bank account to be designated by Licensor. In calculating the amount of U.S. dollars to be paid to Licensor, Licensee shall calculate the Royalties due in the national currency of the country of the Territory and then convert it into U.S. dollars based upon the exchange rate published by the national bank in the country of the Territory, and Licensee shall furnish Licensor with external evidence with respect to the authenticity of the exchange rates used, such as a bank statement. Exchange rates in respect of each Monthly Accounting Period shall be determined as of the 15th day of the applicable month, or if such 15th day shall fall on a non-business day then as of the first business day following said 15th day.

            (ii) In no event shall any remittance restrictions in a particular country as comprises the Territory relieve Licensee of the obligation of reporting, and ultimately remitting, all Guaranteed Consideration and Royalties as required hereunder.

            (iii) In the event that amounts payable to Licensor are not remitted in full within the required payment period (which in the case of Royalties shall be fifteen (15) days following the end of a Monthly Accounting Period, or, in the case of Guaranteed Consideration shall be the date due), and Licensee has not provided evidence to Licensor that because of laws and restrictions in a country or countries of the Territory, amounts payable could not be remitted, then Licensee shall pay to Licensor as liquidated damages and not as a penalty an amount equal to five percent (5%) per month, without any deductions for tax or other purposes, on the outstanding balance. Interest will become due on the first day the payment is not made beyond the said fifteen (15) days as aforesaid, and an additional month will be deemed to have passed for the purposes hereof on the first day of each subsequent calendar month until the delinquent amounts are paid.

            (iv) In the event Licensor shall suffer any exchange losses arising from late payments, including those late payments arising as a result of understated amounts due discovered as a result of an audit, such losses shall be determined by deducting the U.S. dollars actually received by Licensor from the U.S. dollars which would have been received if the delinquent balance had been paid on the last due date at the exchange rate on that date (plus interest calculated in accordance with this Agreement from such last due date), as published by the national bank in the country of the Territory. Any resulting shortfall will be paid immediately by Licensee to Licensor in U.S. dollars. This exchange loss protection described above will also apply to all liquidated damages described above, and the last due date, for purposes of determining the exchange rate, shall be deemed to be the first day a payment becomes delinquent.

            (v)   If remittance restrictions shall remain in effect for six
            (6) months or more, Licensor shall have the right and option, exercisable by the service of a written notice to such effect upon Licensee, to terminate this Agreement. Licensee will use its best efforts at all times to obtain government approval for remittance of all sums due to Licensor at the earliest possible date.

      (f) Licensee shall keep true and accurate books and records of all transactions relating to the manufacture, distribution, and exploitation of Licensed Articles hereunder, which shall include but not be limited to the following minimum requirements:

            (i) inventory records showing the receipt, dispatch, return and balance of Licensed Articles stocked by Licensee;

            (ii) billing records that are capable of being traced to the above inventory records; and

            (iii) an overall reconciliation showing the total number of Licensed Articles received and/or manufactured in connection with the exploitation of Licensee's rights hereunder and showing their actual disposition, i.e., whether with customers, damaged, destroyed, lost, or in stock.

      (g) Licensor shall have the right from time to time during normal business hours at reasonable intervals to inspect, audit and make extracts of the books and records of Licensee insofar as said books and records relate to the manufacture, distribution, and exploitation of Licensed Articles licensed hereunder and as said books and records relate to Licensee's fulfillment of the Promotional Commitment and such right of audit shall continue for a period of two (2) years following either expiry or termination of this Agreement. Should an inspection or audit carried out pursuant hereto reveal any shortfall, Licensee shall pay to Licensor an amount equal to such shortfall together with interest thereon from the respective dates that same should have been payable hereunder until the date of payment of such shortfall at a rate equal to the lesser of (i) five percent (5%) per month, without any deductions for tax or other purposes, and (ii) the maximum legal rate in such country of the Territory. Should an inspection or audit carried out pursuant hereto reveal a shortfall of more than one percent (1%) of the total amount due to Licensor for the periods reviewed, the costs of such audit or inspection shall be reimbursed by Licensee to Licensor within thirty
      (30) days of Licensor's invoice therefor. Licensor shall also have the right to inspect or audit, under the same terms described in this Paragraph, the books and records of any of Licensee's affiliated companies which charged expenses to Licensee, including bills, invoices, and overhead charges.

      (h) Each character or element of the Licensed Material licensed hereunder shall constitute a separate unit for purposes of accounting statements and remittance to Licensor hereunder.

      (i) Any income taxes, other taxes, and/or fees which local law requires to be levied against Licensor's Guaranteed Consideration or Royalties shall, in order to avoid any interest charges or other penalties, be advanced by Licensee on behalf of Licensor within the period of time required by local law; provided that Licensee shall not make such advance if Licensor has advised Licensee in writing not to do so, and has taken appropriate legal action to contest the propriety of such taxes and/or fees and legally withhold payment, and in such event Licensor shall indemnify Licensee against any interest charges or other penalties with respect to such taxes. Any such taxes or fees which Licensee advances shall be deducted from the total amount of Guaranteed Consideration and Royalties otherwise payable to Licensor. In the event that new or revised law(s) establishing fees, taxes or other impositions are promulgated in the Territory, Licensee must notify Licensor immediately and in ample time to afford Licensor an opportunity to contest such impositions through the appropriate legal channels. Licensee shall file all necessary tax returns or other government documents on Licensor's behalf which are required by local law, within the time period required by local law. The original receipt, and the computations for such taxes as may be deducted from the Guaranteed Consideration and Royalties, must accompany the remittance of the Guaranteed Consideration or the monthly Royalty Statement and Promotional Expenditures Report (referred to in Subparagraph 10(a)(i) above) in the Monthly Accounting Period in which such tax deduction is made. If local law stipulates that the original tax receipt must be retained by the Licensee, a bonafide copy thereof must be attached to the Royalty Statement and Promotional Expenditures Report.

11.   MANUFACTURE OF LICENSED ARTICLES BY THIRD PARTY MANUFACTURERS
      -------------------------------------------------------------

      (a) Prior to entering into this Agreement, Licensee shall advise Licensor in writing of the place of manufacture of the Licensed Articles. If Licensee at any time desires to have Licensed Articles or components thereof containing Licensed Material manufactured by a third party, it must, as a condition to the continuation of this Agreement, notify Licensor of the name and address of such manufacturer and the Licensed Articles or components involved and obtain Licensor's prior written permission to do so. The granting of said permission, if Licensor is prepared to grant the same, will be conditional upon:

            (i) Licensee's signing a consent agreement in a form to be provided by Licensor; and

            (ii) Licensee causing each such manufacturer and any submanufacturer to sign such an agreement; and

            (iii) Licensor's receipt of such agreements properly signed.

      (b) Notwithstanding the above subparagraph (a), Licensee acknowledges and agrees that in the event Licensor shall request Licensee to have Licensed Articles or components thereof containing Licensed Material manufactured by Licensor's designee or source, Licensee shall comply with such request.

      (c) Licensee's purchase of Licensed Articles from a third party manufacturer without such an agreement as required hereunder being signed and delivered to Licensor shall be a violation of this Agreement.

      (d) Licensee shall monitor the activity of each third party manufacturer under its respective consent agreement, and shall make its best efforts to ensure that such third party manufacturer complies with its respective consent agreement. If any such manufacturer utilizes Licensed Material for any unauthorized purpose, Licensee shall cooperate fully in bringing such utilization to an immediate halt. If, by reason of Licensee not having supplied the above-mentioned agreements to Licensor or not having given Licensor the name of any supplier, Licensor makes any representation or takes any action and is thereby subjected to any penalty or expense, Licensee will indemnify Licensor for any cost or loss Licensor sustains.

12.   LICENSOR'S WARRANTIES AND REPRESENTATIONS
      -----------------------------------------

      Licensor warrants and represents to Licensee that:

      (a) It has, and will have throughout the Term of this Agreement, the right to license the Licensed Material to Licensee in accordance with the terms and provisions of this Agreement; and

      (b) The entering into of this Agreement by Licensor does not violate any Agreement, rights or obligations existing between Licensor and any other person, firm or corporation.

      Except as expressly stated in this Section 12, Licensor makes no other representation or warranty with respect to the subject matter hereof.

13.   INDEMNITY
      ---------

      (a) During the Term, and continuing after expiration or termination of this Agreement, Licensee shall indemnify Licensor against all claims, liabilities (including settlements entered into in good faith) and expenses (including reasonable attorney's fees) arising out of Licensee's activities hereunder or out of any alleged defect (whether obvious or hidden) in a Licensed Article or arising from personal injury or any infringement of any rights of Licensor's or of any third party by the manufacture, sale, possession or use of Licensed Articles (or the advertising therefor) or their failure to comply with applicable laws. The parties indemnified hereunder shall include Licensor, its parent, affiliates, subsidiaries and their respective officers, directors, shareholders, employees and agents.

      (b) No warranty or indemnity is given by Licensor with respect to any liability or expense arising from any claim that use of the Licensed Material on or in connection with the Licensed Articles hereunder or any packaging, advertising or promotional material infringes upon any trademark right of any third party or otherwise constitutes unfair competition by reason of any prior rights acquired by such third party.

13A.  TRADEMARK REGISTRATIONS
      -----------------------

      See attached Exhibit C which shall form part of this Agreement.

14.   INSURANCE
      ---------

      To the extent consistent with Licensee's normal business practices, Licensee shall maintain in full force and effect at all times while this Agreement is in effect comprehensive general liability insurance, including product liability coverage with broad form vendor's endorsement. Licensee shall deliver to Licensor a certificate or certificates of insurance evidencing any such insurance coverage.

15.   CREDIT AND SECURITY INTERESTS
      -----------------------------

      (a) Licensee agrees to provide credit information and other documentation as Licensor may request including, but not limited to, fiscal year-end financial statements (profit and loss statement and balance sheet), and operating statements.

      (b) Licensee agrees to provide Licensor at Licensor's request a letter of credit issued in favor of Licensor from a financial institution as approved by Licensor in an amount and form approved by Licensor and/or such other form of security as may be acceptable to Licensor. Licensee agrees to execute all documentation as Licensor may require in connection with perfection of such security interests.

16.   TERMINATION
      -----------

      Without prejudice to any other right or remedy available to it and in addition to any other termination rights specified throughout this Agreement, Licensor shall have the right at any time to terminate this Agreement forthwith (and, unless specified hereunder, without written notice) under any of the following circumstances:

      (a) If Licensee defaults in the performance of any of its material obligations provided for in this Agreement and any such default is not corrected within ten (10) days after written notice to Licensee from Licensor thereof; or

      (b) If Licensee does not commence in good faith to manufacture, distribute and sell each Licensed Article throughout the Territory on or before the Marketing Date and thereafter fails to diligently and continuously manufacture, distribute and sell each of the Licensed Articles throughout the Territory. Such default, and Licensor's resultant right of termination, shall apply only to the specific characters, elements and logos of the Licensed Material and/or the specific Licensed Article(s) and/or the specific country or region of the Territory of which or wherein Licensee fails to meet said marketing requirements, and if any such failure is not corrected within ten (10) days after written notice to Licensee from Licensor thereof; or

      (c) If Licensee fails in its obligations to furnish all statements and accounts required by this Agreement and to pay any amount provided for herein, and in particular all Royalties and Guaranteed Consideration, and if any such failure is not corrected within ten
      (10) days after written notice to Licensee from Licensor thereof; or

      (d) If Licensee delivers to anyone without Licensor's written authorization merchandise containing representations of Licensed Material or other material, the copyright or other proprietary rights to which are owned or controlled by Licensor, other than the Licensed Articles approved in accordance with the provisions hereof; or

      (e) If Licensee or its affiliate shall breach any other agreement in effect between Licensee or its affiliate on the one hand and Licensor or any other company in the Time Warner Entertainment Company, L.P, group or Time Warner Inc. group on the other, including the license agreements between (1) Licensor and Green Food Peregrine Children's Food Co., Ltd., and (2) Licensor and Hangzhou Meilijian Dairy Products Co., Ltd.; or

      (f) If Licensee shall make any assignment for the benefit of creditors or file a petition in bankruptcy or is adjudged bankrupt or becomes insolvent or generally unable to pay its debts as and when due or is placed in the hands of a receiver or if the equivalent of any such proceedings or acts occurs though known by some other name or term; or

      (g) If Licensee is unable or not permitted to operate its business in the usual manner or is not permitted or is unable to provide Licensor with assurance satisfactory to it that Licensee will so operate its business as debtor in possession or its equivalent, or is not permitted or is unable to otherwise meet its obligations under this Agreement or to provide Licensor with assurance satisfactory to it that Licensee will meet such obligations; or

      (h) If Licensee fails to make any two or more consecutive monthly payments of Royalties when due; or

      (i) If Licensee undergoes a substantial change of management or ownership.

17.   RIGHTS AND OBLIGATIONS UPON EXPIRATION OR TERMINATION
      -----------------------------------------------------

      (a) Upon the expiration or termination of this Agreement, all rights herein granted to Licensee shall immediately revert to Licensor, Licensor shall be entitled to retain all Royalties and other things of value paid or delivered to Licensor, and any Guaranteed Consideration not theretofore paid shall become immediately due and payable to Licensor.

      (b) Licensee agrees that from and after the expiration or termination of this Agreement Licensee shall neither manufacture nor have manufactured for it Licensed Articles, that Licensee shall destroy or deface any molds, plates or other items used to reproduce Licensed Material and that, except as hereinafter provided, it shall cease selling Licensed Articles.

      (c) Except as otherwise agreed by Licensor in writing, any inventory of Licensed Articles in Licensee's possession or control upon the expiration or termination of this Agreement shall be destroyed forthwith. Such destruction shall be attested to in a certificate signed by an independent third party, firm, or agency approved by Licensor and delivered forthwith to Licensor.

18.   WAIVERS
      -------

      A waiver by either party at any time of a breach of any provision of this Agreement shall not apply to any breach of any other provision of this Agreement or imply that a breach of the same provision at any other time has been or will be waived.

19.   NO SUB-LICENSING; ASSIGNABILITY
      -------------------------------

      (a) Licensee shall have no right to sub-license any third party to perform any of Licensee's obligations under this Agreement.

      (b) This Agreement does not provide for a joint venture between the parties. Licensee's rights as granted hereunder cannot be assigned, disposed of or transferred, voluntarily or involuntarily, to anyone else without Licensor's prior written consent. Without limiting the foregoing, a merger of Licensee's company into another company or the transfer of a controlling interest in Licensee's company shall be deemed a disposal of Licensee's rights hereunder which, to be effective hereunder, would require Licensor's written consent.

      (c) Licensor shall have the right to assign this Agreement or any of its rights and obligations or interests hereunder to any subsidiary, affiliate, or successor in interest by merger or acquisition or otherwise, of Licensor, or of Time Warner Entertainment Company, L.P. or Time Warner Inc., or to, any person or entity succeeding to substantially all of the assets of Licensor or of Time Warner Entertainment Company, L.P. or Time Warner Inc., and such assignment shall not require the consent of Licensee.

20.   CONFIDENTIALITY
      ---------------

      Licensee hereby agrees that, both during the term of this Agreement and after the expiration or termination hereof, it shall maintain in strict confidence all information, including but not limited to the Licensed Material, books of account, inventories, production and sales records, reports, correspondence and any other materials relating to this Agreement, and shall not disclose such information to third parties without the prior written consent of Licensor.

21.   ETHICS
      ------

      Licensee agrees that, in the course of its implementation of this Agreement, no monies shall be offered, paid or promised, directly or indirectly, by Licensee to any governmental official, political party or official thereof, or any candidate for political office, for the purpose of influencing any act or decision of such person or party or inducing such person or party to use his or its influence to affect or influence any act or decision of any national, state or local government or instrumentality thereof. For the purposes of this paragraph, the term "governmental official" shall include any officer or employee of a national, state or local government, or any department, agency or instrumentality thereof, or any person acting in an official capacity of or on behalf of such government or department, agency or instrumentality. In the performance of its obligations hereunder, Licensee agrees to comply with all applicable laws, rules and regulations, including, without limitation, the Food Hygiene Law of the People's Republic of China, and shall conduit its business in accordance with sound and generally accepted business practices.

22.   HEADINGS
      --------

      Headings of paragraphs herein are for convenience of reference only and are without substantive significance.

23.   NOTICES/PAYMENTS
      ----------------

      All notices which either party is required or may desire to serve upon the other party shall be in writing, addressed to the party to be served at the address set forth above and may be served personally or by facsimile. Such notice shall be deemed served upon personal delivery or, if sent by facsimile, on receipt by the addressee (as confirmed by a fax transmission confirmation slip).

24.   FORCE MAJEURE
      -------------

      The parties shall be excused from performance under this Agreement while and to the extent they are unable to perform by reason of war, fire, storm, flood, earthquake, explosion, rebellion, labor dispute, insurrection, action of the elements, or other acts of God. It is understood, however, that excuse from performance does not extend the Term of this Agreement. It is further understood that Licensor's inability to perform for any of the above enumerated causes shall not excuse Licensee's obligation to pay to Licensor the Guaranteed Consideration. Additionally, if the circumstance of a force majeure continues for a period of six months or longer, then either party shall have the right to terminate this Agreement forthwith on written notice to the other party.

25.   CONSTRUCTION
      ------------

      This Agreement shall be enforced, construed and interpreted in accordance with the laws of the State of California applicable to contracts executed and performed therein. This Agreement is being executed in the English language.

26.   MISCELLANEOUS
      -------------

      (a) Each of the parties acknowledges and agrees that the other has not made any representations, warranties or agreements of any kind relating to the subject matter hereof, except as may be expressly set forth herein.

      (b) This Agreement constitutes and contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous agreements, oral or written. Nothing herein contained shall be binding upon the parties until this Agreement has been executed by an officer of each party. This Agreement may not be changed, modified, amended or supplemented, except in a writing signed by both parties.

      (c) If any part of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction, it shall not affect the validity of the balance of this Agreement, provided, however, that if any provision of this Agreement pertaining to the payment of monies to Licensor shall be declared invalid or unenforceable, Licensor shall have the right, at its option, to terminate the Term of this Agreement upon giving written notice to Licensee of its election to do so.

      (d) In the event of any action, suit, or proceeding hereunder, the prevailing party shall be entitled to recover its attorneys' fees and the costs of said action, suit, or proceeding.